                                AGENCY AGREEMENT

                                     BETWEEN

                                   NARROWSTEP
                             91 NEW CAVENDISH STREET
                                  LONDON W1W6XE
                                     ENGLAND

                   - HEREINAFTER REFERRED TO AS "NARROWSTEP" -

                                       AND

                                 GLOBAL SPORTNET
                              FELDBRUNNENSTRASSE 9
                                  20148 HAMBURG
                                     GERMANY

                      - HEREINAFTER REFERRED TO AS "GSN" -

                                    PREAMBLE

Narrowstep has developed a system (comprised of hardware and software) for producing and processing video and audio material to enable transmission of the same on the internet, to mobile devices and over IP enabled networks. Narrowstep offers these products and corresponding services of processing video and audio material as well as services of live and recorded broadcasting channels to internet and mobile devices ("Products").

GSN is one of the leading sport marketing agencies and consulting enterprises in the field of sports-marketing, especially for the European football. GSN is specializing in the areas of Broadcasting and Advertising Rights, Sponsorship, Marketing, Athlete Representation and Stadium Consulting. The parties wish to establish a professional relationship whereas GSN is mandated to provide promotion and marketing services for Narrowstep's Products. With a view of these facts, the parties hereby agree as follows:

1.      EXCLUSIVE AGREEMENT

        Narrowstep gives GSN an exclusive worldwide mandate to provide services of marketing and promoting Narrowstep's Products in the field of sports and entertainment as set out and specified in SCHEDULE 1. GSN hereby undertakes the brokerage of business

* AT EACH PLACE WHERE INFORMATION HAS BEEN REDACTED, AN ASTERISK HAS BEEN INSERTED. THIS CONFIDENTIAL PORTION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

        relationships containing the Products within the sports and entertainment industry between Narrowstep and potential new clients ("Client Agreements").

2.      SERVICES

2.1 GSN will act as an exclusive agency for the sports listed in Schedule 1 and will promote and market the Products offered by Narrowstep within these sports businesses. GSN will provide Narrowstep within these sports businesses. GSN will provide Narrowstep with all reasonable services os support, consultancy and counseling regarding the possible Client Agreements with any potential clients. These services include support, supervision and consulting as part of the process of acquiring potential clients. Furthermore GSN also offers to provide support, supervision and consulting services for the implementation and execution of any Client Agreement established due to the efforts of GSN. For the purpose of providing these support and consulting services, GSN will handle and process any and all communication, requests and/or demands between Narrowstep and the potential clients and thereby supervise and manage the relationship with the potential client for NARROWSTEP.

2.2 There will be no charge for the provision of services set out in 2.1 other than the commission as determined in Section 4.

2.3     Narrowstep may offer agreements to GSN that are not included under
        Schedule 1. In such an instance, for the avoidance of doubt, any agreements will be covered by the provisions of this Agency Agreement.

2.4 GSN undertakes to negotiate any and all of the conditions and provisions of the future Client Agreement as well as the support and consulting services for the execution of these Client Agreements according to the interests and instructions of Narrowstep only. This especially applies to the price for the future client which will be based on a current price list published and made available on the extranet service at http://npartner.intranets.com. Such prices are subject to change by Narrowstep with due notice.

2.5 Narrowstep has no obligation to enter into Client Agreements suggested by GSN. However, upon receiving knowledge of a potential client GSN has contacted, Narrowstep has to inform GSN of any impediment or reservation against a future business relationship immediately.

2.6 GSN is entitled to make use of Narrowstep's Products free of charge for the purposes of presentation and marketing as well as for own purpose and use. Narrowstep will therefore provide GSN with access to the Products for presentation and demonstration purposes.

3.      RIGHTS AND OBLIGATIONS

3.1 Once Narrowstep has entered into a Client Agreement presented by GSN, the contracting parties' mutual rights are determined by the Client Agreement only. GSN is not liable for fulfillment of such Client Agreement in any way. The same applies to any and all

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        requests and demands by either party arising during the implementation of the Client Agreement.

3.2 Narrowstep hereby agrees to indemnify GSN from any claim lodged by the contracting party or any third party regarding any issue from the Client Agreement between Narrowstep and the contracting party. GSN's position as an intermediate for the implementation of any Client Agreement shall not constitute any liability for GSN regarding the proper fulfillment of such Client Agreement and therefore any exception from this provision.

3.3 The ownership and sole rights to copyrights, designs or other intellectual property rights of any material encoded, streamed or otherwise processed according to any Client Agreement will be guaranteed by the potential customer as part of the Client Agreement. GSN hereby expressly excludes any warranty or guarantee regarding the existence and/or extension of the client's rights for the material to be processed. The Client Agreements between Narrowstep and any client shall include a waiver of liability regarding the client's intellectual property rights for Narrowstep, too.

4.      COMMISSION, FEES AND COSTS

4.1 Prices have to be approved by Narrowstep and must be based on a current price list published and made available on the extranet service at http://nspartner.intranets.com. Such prices are subject to change with due Notice. Prices _____________*.

4.2 For each Client Agreement established during the validity of this Agency Agreement and based on the valuation of the agreed prices, GSN is entitled to a commission of ___________________________*. The same applies to each and any further or subsequent ______________________________* reached between Narrowstep and any third party in the future under the terms of this Agency Agreement. Furthermore, Narrowstep shall continue to pay the commission set out herein for any and all further agreements which will be signed between Narrowstep and any third party after the expiration of this Agency Agreement, provided that GSN has been in contact with any such third party during the validity of this Agency Agreement. The commission is due regardless of the grounds and/or reasons for any payment made by the client.

4.3 Payment of the commissions due as set out in 4.2 are to be effected by Narrowstep within ______________________________* from GSN. Narrowstep hereby agrees to inform GSN of any and all Client Agreements established due to GSN's services regularly and upon request from GSN. Furthermore Narrowstep agrees to provide GSN with a detailed account with supporting documents of all payments received from clients derived from GSN's services on a six-monthly base. Narrowstep especially agrees to provide GSN with copies of any and all Client Agreements established due to GSN's efforts.

4.4 GSN shall bear its regular costs and expenses incurred from the provision of its services according to this Agency Agreement regardless of success. Narrowstep shall reimburse GSN for any costs and expenses in case Narrowstep fails to inform GSN of any

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        reservation against a potential client within 30 days after Narrowstep have been informed of the client approach by GSN as set out in clause
        2.5.

5.      NON-COMPETE

5.1 The parties undertake not to compete directly, nor to solicit business nor work with competitors of either party in the areas defined in
        Schedule 1, and to handle all such business under the provisions of this Agency Agreement unless otherwise agreed in writing by both parties, such permission not to be unreasonably withheld.

5.2 Both parties will keep the other informed on a monthly basis of business approaches and prospects. In the case of an approach directly to Narrowstep of any potential new client involved in the areas outlined in
        Schedule 1, the business shall be offered through GSN in the first instance. Only if such business is turned down by GSN in writing then Narrowstep shall be free to undertake the business, and any subsequent business with the new client outside the terms of this Agency Agreement.

5.3 GSN undertakes not to offer rival or alternative products and services to its existing and new clients that might justifiably be held to compete with, or damage the products of Narrowstep.

6.      CONFIDENTIALITY

6.1 The parties are aware that during the term of this Agency Agreement confidential information may be disclosed to the other party. The parties agree that confidential information is not to be disclosed to any unauthorized third party or otherwise put to use outside the provisions of this Agency Agreement. The obligation to maintain any and all information received or otherwise disclosed in absolute secrecy will be transferred by the contracting parties to any employee who has access to the information due to engagement in the project.

6.2 GSN agrees that Narrowstep may publicize the fact that GSN or its customer is a client of Narrowstep. Any other promotional material, press release or use of GSN or the customer's name, trademarks or logos by Narrowstep for publicity purposes will be subject to GSN's prior written consent.

6.3 Both parties undertake not to solicit or entice employees from the other party for the duration of this Agency Agreement and a period of twelve months thereafter unless by the express consent of both parties. Should this provision be broken a remedy equal to the annual offered salary, with benefits, shall be paid to the other party.

7.      DURATION & TERMINATION

7.1 This Agency Agreement shall be effective from the date of its signing and remain in force until December 31, 2005. However, the termination of this Agency Agreement shall have no effect on the obligation of Narrowstep to continued payment of the

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        commission as set out in Section 4 for any and all payments from Client
        Agreements that are in effect and/or are continued and/or extended after December 31, 2005 for the whole period of any Client Agreement.

7.2 If either party is in breach to any of the provisions of this Agency Agreement they shall be given a period of two weeks to remedy the breach. The parties remain entitled to extraordinary termination of the Agency Agreement of serious breaches or infringements of any of the provisions of this Agency Agreement that has not been remedied, corrected or reversed within this deadline or any extension of such deadline agreed by both parties.

8.      MISCELLANEOUS

8.1 Amendments and/or supplements to the Agency Agreement shall be made in writing only and expressly refer to this Agreement. The same shall apply to any waiver of the requirement of writing.

8.2 Should one or more of the provisions of this Agency Agreement be invalid or unenforceable, the validity of the other provisions shall not be affected thereby. The parties undertake to replace the inapplicable provision by a provision which comes as close as legally possible to the economic purpose pursued by the parties according to the aim and object of the provision. The same shall apply to any gaps in the provisions of this Agency Agreement.

8.3 This Agency Agreement shall be governed and constructed in accordance with German law. Place of jurisdiction is Hamburg, Germany.


London, dated 9 February 2004                Hamburg, dated 5 February 2004

/s/ Iolo Jones                               /s/ Thomas Martens
Iolo Jones                                   Thomas Martens
Chief Executive Officer                      Chief Executive Officer
Narrowstep                                   Global Sportnet


                                             /s/ Todd Kobrin
                                             Todd Kobrin
                                             Dir. Business Development
                                             Global Sportnet

SCHEDULE 1

Inclusions

------------------------------------------- -------------------------------------------
Aquatics                                    Fencing
------------------------------------------- -------------------------------------------
Archery                                     Football (see exceptions below)
------------------------------------------- -------------------------------------------
Athletics                                   Golf
------------------------------------------- -------------------------------------------
Badminton                                   Gymnastics
------------------------------------------- -------------------------------------------
Baseball                                    Handball
------------------------------------------- -------------------------------------------
Basketball                                  Ice Hockey
------------------------------------------- -------------------------------------------
Biathlon                                    Judo
------------------------------------------- -------------------------------------------
Bobsleigh                                   Luge (not streetluge)
------------------------------------------- -------------------------------------------
Boxing                                      Modern pentathion
------------------------------------------- -------------------------------------------
Chess                                       Motor sports
------------------------------------------- -------------------------------------------
Canoe (not kayaking)                        Polo
------------------------------------------- -------------------------------------------
Curling                                     Rowing
------------------------------------------- -------------------------------------------
Equestrian                                  Rugby
------------------------------------------- -------------------------------------------

All WPP Companies and Clients

Exceptions

Exceptions to this Agency Agreement are the following existing projects currently in production or under discussion by Narrowstep directly or through partners:

        o       Sportsunlimited.tv service being operated by ESA
        o       Cycling
        o       Fieldhockey
        o Extreme sports (including parachuting, paragliding, gliding, hangliding, freediving, climbing, freerunning, adventure racing, kayaking, base jumping, skateboarding, inline skating, mountain boarding, kiteboarding, power kiting, dirtsurfing, surfing, windsurfing, kitesurfing, wakeboarding, bodyboarding)